SUBSCRIPTION AGREEMENT FACE PAGE

(U.S. Subscribers)

ZI CORPORATION
(the "Corporation")

1.	Purchased Security:

Units, each unit being comprised of one common share ("Share") in the capital of the Corporation and one-half (1/2) of a Share purchase warrant ("Warrant"), each whole Warrant being exercisable into one additional Share until May 31, 2006 upon payment of U.S. $2.25 per Share (subject to conditions referred to hereinafter).

2.	Price per Unit:	U.S. $2.00 per Unit

3.	Subscribed Number
of Units:

4.	Total Subscription
	Price	U.S. $

PARTICULARS OF SUBSCRIBER

NOTE: THE SUBSCRIBER MUST PROVIDE THE INFORMATION REQUESTED ON THIS FACE PAGE, SIGN AND COMPLETE EACH OF THIS AGREEMENT, THE PRIVATE PLACEMENT QUESTIONNAIRE (APPENDIX "A" HERETO), AND APPENDIX "B" AND RETURN ONE FULLY EXECUTED COPY OF EACH OF THESE DOCUMENTS WITH THE SUBSCRIPTION FUNDS TO THE CORPORATION.

If an Individual:			If a Corporation:

Full Name			Full Corporate Name

Residential Address			Head Office Address

City	Province/State	Postal Code	City	Province/State	Postal Code

Telephone	Telecopier		Attention

Social Insurance Number			Telephone	Telecopier

Revenue Canada Corporation Number

THE COMMON SHARES AND WARRANTS OFFERED HEREBY AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS REGISTERED UNDER THE 1933 ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE USED HEREIN AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

THE WARRANTS MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A PERSON IN THE UNITED STATES OR A U.S. PERSON WITHOUT REGISTRATION OF THE COMMON SHARES ISSUABLE UPON THE EXERCISE OF THE WARRANTS UNDER THE 1933 ACT AND ALL APPLICABLE STATE SECURITIES LAWS UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE, AND THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT, EXCEPT THAT AN "ACCREDITED INVESTOR" AS DEFINED BY RULE 501(a) OF REGULATION D UNDER THE 1933 ACT WHO PURCHASED THE WARRANTS FROM THE CORPORATION AND WHO REPRESENTS AT THE TIME OF EXERCISE OF THE WARRANTS THAT THE REPRESENTATIONS AND WARRANTIES MADE BY IT IN THE SUBSCRIPTION AGREEMENT REMAIN TRUE AND CORRECT AT THE TIME OF EXERCISE OF THE WARRANTS SHALL NOT BE REQUIRED TO PROVIDE AN OPINION OF COUNSEL.

SUBSCRIPTION AGREEMENT

Maximum Offering: U.S. $2,250,000

TO: ZI CORPORATION
        (the "Corporation")

     The undersigned (the "undersigned" or the "Subscriber") hereby irrevocably subscribes for units at U.S. $2.00 per unit (the "Units"), each Unit being comprised of one common share ("Share") in the capital of the Corporation and one-half (1/2) of a Share purchase warrant ("Warrant") subject to the terms and conditions hereinafter set forth. Each whole Warrant will be exercisable into one further Share (a "Warrant Share") upon payment of U.S. $2.25 per Share until expiry of the Warrants at 4:00 p.m. (Calgary time) on May 31, 2006.

General Description of Shares

     The Shares underlying the Units are listed and posted for trading on The Toronto Stock Exchange and are quoted on the NASDAQ National Market (collectively, the "Exchanges"). Neither the Units nor the Warrants are or will be listed or quoted on any recognized stock exchange or stock market. The Units and the securities underlying the Units, including the Shares and Warrants comprising the Units and the Warrant Shares issuable upon exercise of the Warrants, are hereinafter collectively referred to as the "Securities".

     No fractional Shares will be issued. Any exercise of Warrants which would result, but for this section, in a fraction, will be rounded down to the next whole number.

     The sale and delivery of the Securities subscribed for hereby is conditional upon such sale being exempt from the prospectus and offering memorandum requirements of any applicable statute relating to the sale of such Securities or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of preparing, filing, or delivering a prospectus or an offering memorandum.

     Subscribers should note that the Securities will be subject to statutory restrictions upon resale, including hold periods, and that the certificates representing such shares will bear a legend to that effect. Subscribers are advised to consult their own legal advisers in respect of restrictions on resale and the suitability of an investment in the securities offered hereby.

Subscription Procedures

     The Corporation's obligation to issue to a Subscriber the Units subscribed for is conditional upon receipt by Borden Ladner Gervais LLP, Barristers and Solicitors, 1000 Canterra Tower, 400 - 3rd Avenue, S.W., Calgary, Alberta, T2P 4H2, prior to 9:00 a.m. (Calgary time) on the Initial Closing Date or a subsequent Closing Date (as hereinafter defined) or such other date as the Corporation shall determine, of the following documents duly completed and executed by a Subscriber:

1.	the Toronto Stock Exchange private placement questionnaire and undertaking duly completed and originally executed in the form attached hereto as Appendix "A";
2.	Subscriber questionnaire in the form attached hereto as Appendix "B";
3.	this Subscription Agreement duly completed and executed relating to subscription, registration, delivery and payment particulars; and

4.

a certified cheque, money order, bank draft or funds transmitted by wire payable to the Corporation for the aggregate subscription price of the Shares subscribed for under this Subscription Agreement or payment of the same amount in such other manner as is acceptable to the Corporation.

     The Corporation shall be entitled to rely on delivery of a facsimile copy of this executed Subscription Agreement and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms hereof.

Closing

     The sale of the Units will be completed at the offices of the Corporation's counsel, Borden Ladner Gervais LLP, Barristers and Solicitors, 1000 Canterra Tower, 400 - 3rd Avenue, S.W., Calgary, Alberta, T2P 4H2, on such date and time as the Corporation shall determine (the "Initial Closing Date"). Subsequent Closings may also occur and subscription proceeds received after the Initial Closing Date will be held by the Corporation until such subsequent closing date or dates (such subsequent closing date herein referred to as a "Closing Date") provided that the Initial Closing Date and any subsequent Closing Date shall be within the time periods provided by the Toronto Stock Exchange.

Representations and Warranties of the Corporation

     By executing this Subscription Agreement, the Corporation represents, warrants and covenants to the Subscriber (and acknowledges that the Subscriber is relying thereon) as set forth below.

1.

The Corporation has been duly incorporated and organized, and is a valid and subsisting corporation under the laws of the Province of Alberta, and is qualified to carry on business in the Province of Alberta;

2.

The Corporation has the full corporate right, power and authority to carry on its business as now conducted and to own and operate its properties and assets and the Corporation has the requisite corporate power, authority and capacity to execute and deliver this Agreement and to issue and deliver the Shares to the Subscriber.

3.	This agreement upon acceptance by the Corporation will constitute a valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms.
4.

The Corporation is not a party to, bound or affected by or subject to, any material indenture, mortgage, lease, agreement or instrument, or charter or by-law provision of the Corporation, which would be violated, contravened, breached, or under which any obligation would be accelerated or default or termination would occur, as a result of the consummation of any of the transactions provided for herein.

5.	The Corporation's Shares are currently listed and posted for trading on The Toronto Stock Exchange and are quoted on the NASDAQ National Market.
6.	The Corporation is a "reporting issuer" in the Provinces of Alberta and Ontario, as that term is defined respectively in the Securities Act (Alberta) and the Securities Act (Ontario).
7.

There is no suit, action, claim, investigation or inquiry by any person or entity or any administrative agency or governmental body and no legal, administrative or arbitration proceeding pending or, to the Corporation's, knowledge, threatened against the Corporation which has or will materially affect the Corporation's ability to consummate the transactions herein contemplated.

Representations and Warranties of the Subscriber

     By executing this Subscription Agreement, the Subscriber represents, warrants and covenants to the Corporation (and acknowledges that the Corporation and its counsel, are relying thereon) as set forth below.

1.

The Subscriber covenants, represents and warrants to and for the benefit of the Corporation that the Subscriber is in the United States or a U.S. Person (as defined in Regulation S under the 1933 Act, which definition includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and covenants, represents and warrants to the Corporation in accordance with Appendix B of this Agreement, which is incorporated herein in its entirety and will properly complete, execute and deliver to the Corporation the undertakings attached as Appendix B to this Agreement.

2.

The Subscriber has been independently advised as to restrictions with respect to trading in the Securities imposed by applicable securities legislation in the jurisdiction in which it resides, including in respect of any applicable hold periods and confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Securities, the risks relating to an investment therein and of the fact that it may not be able to resell the Securities except in accordance with limited exemptions under applicable securities legislation and regulatory policy and that the Securities acquired will be subject to resale restrictions.

3.

The Subscriber acknowledges that the Securities have not been and will not be registered under the 1933 Act or the securities laws of any state of the United States and may not be offered for sale, sold or otherwise transferred or assigned for value, directly or indirectly unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and that the Corporation has no obligation or present intention to file a registration statement under the 1933 Act in respect of the Securities.

4.

It is aware that it is purchasing the Securities pursuant to an exemption under applicable securities policy and, as a consequence, (i) it is restricted from using certain of the civil remedies available under securities legislation involving public securities offerings, (ii) it may not receive information that would otherwise be required to be provided to it under securities legislation, and (iii) the Corporation is relieved of certain obligations that would otherwise apply under securities legislation.

5.	The Subscriber, on its own behalf (or on behalf of others for whom it is contracting hereunder) acknowledges and agrees that: (a) it (or others for whom it is contracting hereunder) has not been provided with a prospectus or with an offering memorandum as defined in the applicable securities legislation or any similar document in connection with its purchase of the Securities; (b) its decision to execute this Subscription Agreement and purchase the Securities on its own behalf or on behalf of others for whom it is contracting hereunder) has not been based upon any verbal or written representations as to fact or otherwise made by or on behalf of the Corporation and that its decision (or the decision of others from whom it is contracting hereunder) is based entirely upon publicly available information concerning the Corporation; (c) the sale of the Securities was not accompanied by any advertisement in printed media of general and regular paid circulation, radio or television; (d) it (or others for whom it is contracting hereunder) has been advised to consult its own legal advisors with respect to applicable resale restrictions and that the Subscriber (or others for whom it is contracting hereunder) is solely responsible (and the Corporation is not in any way responsible) for compliance with applicable resale restrictions and the Subscriber's undertaking to the Exchanges respecting the resale of the Securities; and (e) the Securities are otherwise subject to the terms, conditions and provisions contained therein.

6.

The Subscriber agrees that the Corporation may be required by law or otherwise to disclose to regulatory authorities the identity of the Subscriber and each beneficial purchaser of Securities for whom the Subscriber may be acting.

7.

Neither the Subscriber nor any party on whose behalf it is acting has been established, formed or incorporated solely to acquire or permit the purchase of the Securities without a prospectus or registration statement in reliance on an exemption from the prospectus or registration requirements of applicable securities legislation;

8.	The Subscriber and each beneficial purchaser for whom it is acting, if any, are resident in the jurisdiction set out below as the "Subscriber's Address" opposite its signature.
9.

If the Subscriber sells the Securities, it will comply with the securities legislation of both the jurisdiction in which such Subscriber resides and the jurisdiction in which the person to whom such Subscriber sells the Securities resides.

10.

As the Securities are subject to resale restrictions under applicable securities legislation and policies of the Exchanges, the Subscriber, or in the case of a purchase by the Subscriber acting as agent for a disclosed principal, each beneficial purchaser, shall comply with all relevant securities legislation and policies of the Exchanges concerning any resale of the Securities and shall consult with its own legal advisers with respect to such compliance.

11.	If an individual, he/she is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto.
12.	This Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber.
13.

It has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and it, or, where it is not purchasing as principal, each beneficial purchaser, is able to bear the economic risk of loss of its investment.

14.

If required by applicable securities legislation, policy or order or securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Securities may be required, and will, at the request of the Corporation, promptly execute and deliver such other instructions or documents as may reasonably be required by the Corporation in connection with purchase of the Securities (including, without limitation, any undertaking or other document required by the Exchanges).

15.	The current structure of this transaction and all transactions and activities contemplated hereunder are not a scheme to avoid the registration requirements of the 1933 Act.
16.

The Subscriber is purchasing the Securities for its own investment purposes only and not with a view to resale or distribution, and in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons.

17.	The Subscriber understands and accepts that the Securities are not qualified for sale or registered in any jurisdiction in the United States of America.
18.	The Securities purchased by it hereunder may not be sold or otherwise traded until 4 months from the Closing Date (the "Term Date").
19.

The certificates evidencing the Securities purchased by it hereunder will bear a legend referring to the restrictions on resale described in paragraph 18 above and the registrar and transfer agent for the Securities will be required to not register any transfer of the Securities purchased by the subscriber hereunder except in accordance with paragraph 18 above.

20.	It complies with the provisions of all applicable securities legislation in the jurisdiction of its residence and will provide such evidence of compliance therewith as the Corporation may request.
21.

The Subscriber agrees not to transfer the Securities otherwise than (i) to the Corporation; (ii) outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act; (iii) in accordance with Rule 144 under the 1933 Act; or (iv) in a transaction that is otherwise exempt from registration under the 1933 Act and state securities laws, provided the Corporation shall have received an opinion of counsel satisfactory to it as to the availability of the exemptions relied on, except that an "Accredited Investor" as defined by Rule 501(a) of Regulation D under the 1933 Act who purchased the Warrants from the Corporation and who represents at the time of exercise of the Warrants that the representations and warranties made by it in the subscription agreement remain true and correct at the time of exercise of the Warrants shall not be required to provide an opinion of counsel. The Subscriber acknowledges that the certificates representing the Securities will bear a legend to that effect.

22.	The Subscriber represents, warrants and acknowledges that it is not a resident of Alberta, Canada (which is the jurisdiction where the Corporation has its head office) and that:
(a)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;
(b)	there is no government or other insurance covering the Securities;
(c)	there are risks associated with the purchase of the Securities;
(d)

there are restrictions on the purchaser's ability to resell the Securities and it is the responsibility of the Subscriber to understand and discover what those restrictions are and to comply with them prior to selling the Securities; and

(e)

the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell Securities through a person or company registered to sell Securities under the Securities Act (Alberta) and, as a consequence of acquiring the Securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Alberta) including statutory rights of recission or damages, will not be available to the Subscriber.

The Subscriber acknowledges that the foregoing representations and warranties are made by it with the intent that they may be relied upon in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Securities under relevant securities legislation. The Subscriber further agrees that by accepting the Securities subscribed for pursuant hereto, at Closing Time, it shall be representing and warranting that the foregoing representations and warranties are true as at the Closing Time with the same force and effect as if they had been made by it as at the Closing Time and will survive the completion of the sale of such Securities. The Corporation shall be entitled to rely on the representations and warranties of the Subscriber contained hereto and the Subscriber shall indemnify and hold harmless the Corporation for any loss or damage it may suffer as a result of the misrepresentation of the Subscriber.

Miscellaneous Provisions

     The Subscriber undertakes to notify the Corporation immediately of any change in any representation, warranty or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

     The contract arising out of this Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

     The division of this Subscription Agreement into sections, subsections, clauses, subclauses, paragraphs and the provisions of headings for all or any thereof is for convenience of reference only shall not affect the interpretation of this Subscription Agreement.

     In this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith: (a) words importing the singular shall include the plural and vice versa; (b) words importing gender shall include the masculine, feminine and neuter genders; and (c) references to statute shall extend to and include any orders-in-council or regulations passed under and pursuant thereto, of any amendment or re-enactment of such statute, orders-in-council or regulations, or any statute, orders in-counsel or regulations substantially in replacement thereof.

     Time shall be of the essence hereof.

     All dollar amounts referred to herein are references to dollars of the United States of America.

     Neither this Subscription Agreement nor any interest herein nor any of the rights arising hereunder may be assigned or transferred by the Subscriber in any manner, except with the prior written consent of the Corporation. Subject to the foregoing, this Subscription Agreement shall enure to benefit of and be binding upon the heirs, executors, successors and permitted assigns of the Subscriber and on the successors and assigns of the Corporation.

     The covenants, representations and warranties contained herein shall survive the closing of transactions contemplated hereby.

     No amendment or modification of this Agreement shall be binding unless in writing and signed by all parties hereto.

     In the event that any of the provisions of this Agreement should be invalid, illegal unenforceable in any respect, the validity or legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     This Subscription Agreement represents the entire agreement of the parties hereto relating to subject matter hereof and there are no representations, covenants or other agreement relating to subject matter hereof except as stated or referred to herein.

DATED at the Town/City of _____________ in the Province/State of  ________________, in the Country of ____________________, this ______ day of ___________________, 2003.

_________________________________________
(Name of Subscriber - please print)

By: ______________________________________
       (Authorized Signature)

__________________________________________
(Official Capacity or Title, if applicable - please print)

__________________________________________
(Please print name of individual whose signature appears above if different than from the name of the subscriber printed above.)

If the Subscriber is signing as agent for a principal and is not a trust company or, in Alberta, a portfolio manager, in either case, purchasing as trustee or agent for accounts fully managed by it, complete the following:

___________________________________
(Name of Principal)

___________________________________
(Principal's address)

___________________________________

Registration Instructions: Register			Delivery Instructions: Deliver the
Securities as set forth below:			Securities as set forth below:

Name			Name

Account Reference, if applicable			Account reference, if applicable

Address			Address

City	Province/State	Postal Code	City Province/State	Postal Code

Country			Country

Contact Name			Contact Name

Telephone Number			Telephone Number

   ACCEPTANCE

    ZI CORPORATION hereby accepts the above subscription as of this ________________ day of ________________, 2003.

ZI CORPORATION

By:

(c/s)

By:

APPENDIX "A"

THE TORONTO STOCK EXCHANGE
PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

INSTRUCTION:	SUBSCRIBERS MUST ANSWER EACH QUESTION HEREIN IF THE ANSWER IS "NO" OR "NOT APPLICABLE" PLEASE STATE

To be completed by each proposed private placement purchaser of listed Securities or convertible in to listed Securities.

QUESTIONNAIRE

1.	DESCRIPTION OF TRANSACTION
(a)	Name of Issuer of the Securities Zi Corporation
(b)	Number and Class of Securities to be Purchased

Units, each unit being comprised of one common share and one-half (1/2) of a share purchase warrant ("Warrant"), each one whole Warrant being exercisable until May 31, 2006 upon payment of U.S. $2.25 per Share.

(c)	Purchase Price U.S.$2.00 per Unit
2.	DETAILS OF PURCHASER
(a)	Name of Purchaser
(b)	Address
(c)	Names and address of persons having a greater than 10% beneficial interest in the purchaser
3.	RELATIONSHIP TO ISSUER
(a)

Is the purchaser (or any person named in response to 2(c) above an insider of the issuer for the purposes of the Ontario Securities Act (before giving effect to this private placement)? If so, state the capacity in which the purchaser (or person named in response to 2(c)) qualifies as an insider.

(b)	If the answer to (a) is no, are the purchaser and the issuer controlled by the same person or company? If so, give details.

__________________________________________________________________

__________________________________________________________________

4.	DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

Give details of all trading by the purchaser, as principal, in the securities of the issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof.

_________________________________________________________________________

_________________________________________________________________________

UNDERTAKING

To: The Toronto Stock Exchange

The undersigned has subscribed for and agreed to purchase, as principal, the securities described in item 1 of this Private Placement Questionnaire and Undertaking.

The undersigned undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom for a period of four months from the date of closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer, without the prior consent of The Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED AT ______________________________________

this _______ day of ________________, 20_____.

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(please print name of individual whose signature appears
above, if different from name of purchase printed above)

APPENDIX "B"

This Appendix B must be completed and executed by all U.S. Persons.

The Subscriber covenants, represents and warrants to the Corporation that:

(a)

it is in the United States or a "U.S. Person" as defined in Regulation S under United States Securities Act of 1933, as amended (the "1933 Act"), which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person, and any partnership or corporation organized or incorporated under the laws of the United States;

(b)

it understands that the Securities have not been and will not be registered under the 1933 Act and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirement;

(c)

it acknowledges that it has not purchased the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(d)

the Subscriber understands and agrees that there may be material tax consequences to the Subscriber of an acquisition or disposition of the Securities. The Corporation gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the undersigned's acquisition or disposition of such Securities. In particular, no determination has been made whether the Corporation will be a "passive foreign investment company" ("PFIC") within the meaning of Section 1291 of the United States Internal Revenue Code;

(e)

the Subscriber understands and agrees that the financial statements of the Corporation have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(f)

it understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, the certificates representing the Securities will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"); AND MAY BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE ONLY (i) TO THE CORPORATION; (ii) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT; (iii) IN ACCORDANCE WITH RULE 144 UNDER THE 1933 ACT; OR (iv) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE 1933 ACT AND STATE SECURITIES LAWS, PROVIDED THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT AS TO THE AVAILABILITY OF THE EXEMPTIONS RELIED ON.

DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

(g)

it understands and acknowledges that the Warrants will bear a legend in substantially the following form:

THIS WARRANT AND THE COMMON SHARES TO BE ISSUED UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND THE WARRANTS MAY NOT BE EXERCISED IN THE UNITED STATES OR FOR THE ACCOUNT OR BENEFIT OF A PERSON IN THE UNITED STATES OR A U.S. PERSON WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL AND STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM AND THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT SATISFACTORY TO IT, EXCEPT THAT AN "ACCREDITED INVESTOR" AS DEFINED BY RULE 501(a) OF REGULATION D UNDER THE 1933 ACT WHO PURCHASED THE WARRANTS FROM THE CORPORATION AND WHO REPRESENTS AT THE TIME OF EXERCISE OF THE WARRANTS THAT THE REPRESENTATIONS AND WARRANTIES MADE BY IT IN THE SUBSCRIPTION AGREEMENT REMAIN TRUE AND CORRECT AT THE TIME OF EXERCISE OF THE WARRANTS SHALL NOT BE REQUIRED TO PROVIDE AN OPINION OF COUNSEL.

BY EXERCISING THIS WARRANT, THE HOLDER AGREES FOR THE BENEFIT OF THE CORPORATION THAT THE COMMON SHARES TO BE ISSUED THEREBY MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE ONLY (i) TO THE CORPORATION ; (ii) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT; (iii) IN ACCORDANCE WITH RULE 144 UNDER THE 1933 ACT; OR (iv) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE ACT AND STATE SECURITIES LAWS, PROVIDED THAT THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT AS TO THE AVAILABILITY OF THE EXEMPTIONS RELIED ON, EXCEPT THAT AN "ACCREDITED INVESTOR" AS DEFINED BY RULE 501(a) OF REGULATION D UNDER THE 1933 ACT WHO PURCHASED THE WARRANTS FROM THE CORPORATION AND WHO REPRESENTS AT THE TIME OF EXERCISE OF THE WARRANTS THAT THE REPRESENTATIONS AND WARRANTIES MADE BY IT IN THE SUBSCRIPTION AGREEMENT REMAIN TRUE AND CORRECT AT THE TIME OF EXERCISE OF THE WARRANTS SHALL NOT BE REQUIRED TO PROVIDE AN OPINION OF COUNSEL.

(h)

The Corporation will issue at the request of the Subscriber a replacement certificate free of the legend following a transfer made in compliance with Rule 144 under the 1933 Act or if the Subscriber delivers an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation that the legend is no longer required.

(i)

it consents to the Corporation making a notation on its records or giving instruction to the registrar and transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described herein;

(j)

the Subscriber, if an individual, is a resident of the state or other jurisdiction listed in its address on the signature page of the Subscription Agreement, or if the Subscriber is not an individual, the office of the Subscriber at which the Subscriber received and accepted the Corporation's offer to sell the Securities is the address listed on the signature page of the Subscription Agreement.

(k)	SATISFY ONE OR MORE OF THE CATEGORIES INDICATED BELOW (PLEASE PLACE AN "X" IN THE APPROPRIATE BOXES):

⇢	Category 1 a bank as defined in Section 3(a)(2) of the 1993 Act whether acting in its individual or fiduciary capacity; or other institution as defined in Section
⇢	Category 2 a savings and loan association or 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; or
⇢	Category 3 a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or
⇢	Category 4 an insurance company as defined in Section 2(13) of the 1933 Act; or
⇢	Category 5 an investment company registered under the Investment Company Act of 1940; or an business development company as defined Section 2(a)(48) of the
⇢	Category 6 in Investment Company Act of 1940; or
⇢	Category 7 a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act or 1958; or
⇢

Category 8 an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; or

⇢	Category 9a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or
⇢

Category 10 an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US$5,000,000; or

⇢

Category 11 a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; or

⇢	Category 12 a director, executive officer or general partner of the Corporation; or
⇢	Category 13 a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds US$1,000,000; or
⇢

Category 14 a natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

⇢

Category 15 a trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Securities and Exchange Commission ("SEC") Section 506(b)(2)(ii); or

⇢	Category 16 an entity in which all of the equity owners meet one or more of the categories set forth above;

Date

Duly authorized signatory for Subscriber

(Print name of Subscriber)

APPENDIX C

WARRANT CERTIFICATE FOR U.S. PURCHASERS

THE WARRANT REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE
_______________________________.

THIS WARRANT AND THE COMMON SHARES TO BE ISSUED UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR FOR THE ACCOUNT OR BENEFIT OF A PERSON IN THE UNITED STATES OR A U.S. PERSON, NOR MAY THIS WARRANT BE EXERCISED WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL AND STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM AND THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT SATISFACTORY TO IT, EXCEPT THAT AN "ACCREDITED INVESTOR" AS DEFINED BY RULE 501(a) OF REGULATION D UNDER THE 1933 ACT WHO PURCHASED THE WARRANTS FROM THE CORPORATION AND WHO REPRESENTS AT THE TIME OF EXERCISE OF THE WARRANTS THAT THE REPRESENTATIONS AND WARRANTIES MADE BY IT IN THE SUBSCRIPTION AGREEMENT REMAIN TRUE AND CORRECT AT THE TIME OF EXERCISE OF THE WARRANTS SHALL NOT BE REQUIRED TO PROVIDE AN OPINION OF COUNSEL.

BY EXERCISING THIS WARRANT, THE HOLDER AGREES FOR THE BENEFIT OF THE CORPORATION THAT THE COMMON SHARES TO BE ISSUED THEREBY MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE ONLY (i) TO THE CORPORATION; (ii) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "1933 ACT"); (iii) IN ACCORDANCE WITH RULE 144 UNDER THE 1933 ACT; OR (iv) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE 1933 ACT AND STATE SECURITIES LAWS, PROVIDED THAT THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT AS TO THE AVAILABILITY OF THE EXEMPTIONS RELIED ON, EXCEPT THAT AN "ACCREDITED INVESTOR" AS DEFINED BY RULE 501(a) OF REGULATION D UNDER THE 1933 ACT WHO PURCHASED THE WARRANTS FROM THE CORPORATION AND WHO REPRESENTS AT THE TIME OF EXERCISE OF THE WARRANTS THAT THE REPRESENTATIONS AND WARRANTIES MADE BY IT IN THE SUBSCRIPTION AGREEMENT REMAIN TRUE AND CORRECT AT THE TIME OF EXERCISE OF THE WARRANTS SHALL NOT BE REQUIRED TO PROVIDE AN OPINION OF COUNSEL. "UNITED STATES" AND "U.S. PERSON" ARE USED HEREIN AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT LISTED ON ANY STOCK EXCHANGE AND DO NOT TRADE OVER ANY OVER THE COUNTER MARKET. THE COMMON SHARES ISSUABLE UPON EXERCISE OF THE WARRANTS ARE LISTED ON THE TORONTO STOCK EXCHANGE AND THE NASDAQ NATIONAL MARKET; HOWEVER, THE COMMON SHARES ISSUABLE UPON EXERCISE OF THE WARRANTS WILL NOT BE FREELY TRADEABLE UNTIL EXPIRY OF THE "HOLD PERIOD" AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON SUCH STOCK EXCHANGES.

ZI CORPORATION

(Incorporated under the laws of the Province of Alberta)

WARRANT CERTIFICATE NO.	SHARE PURCHASE WARRANTS TO PURCHASE COMMON SHARES

This is to certify that for value received (the "Holder"), is the registered holder of h common share purchase warrants ("Warrants"), entitling the Holder to subscribe for and purchase one fully paid and non-assessable common share of Zi Corporation (the "Corporation") for every one whole Warrant held by the Holder, up to and including a total of common shares without nominal or par value of the Corporation, upon the terms and conditions as hereinafter set forth.

Exercise Date

The Warrants may be exercised, in whole or in part, at any time prior to the expiry date by the Holder hereof:

(a)	surrendering this Warrant certificate to the Corporation at Suite 2100, 840 - 7th Avenue, S.W. Calgary, Alberta, T2P 3G2;
(b)	duly completing and executing the exercise form attached hereto and made a part hereof and delivering same to the Corporation at Suite 2100, 840 - 7th Avenue S.W. Calgary, Alberta, T2P 3G2; and
(c)

remitting cash, a certified cheque, bank draft or money order in lawful money payable to or to the order of the Corporation at par in the amount of the aggregate purchase price for the common shares of the Corporation subscribed for, which may not exceed the number shown on the face hereof.

The Corporation shall notify the Holder in writing of any change of address of its office.

Payment

The common shares subscribed for must be paid in full at the time of subscription, by certified cheque or bank draft payable in U.S. funds to or to the order of the Corporation.

Share Certificates

Upon compliance with the conditions as aforesaid, the Corporation will cause to be issued to the person or persons in whose name or names the shares so subscribed for are to be issued the number of fully paid and non-assessable common shares subscribed for and such person or persons shall be deemed upon presentation and payment as aforesaid to be the holder or holders of record of such common shares. Within 30 days of compliance of the conditions aforesaid, the Corporation will cause to be mailed or delivered to the holder at the address or addresses specified in the subscription form, a certificate or certificates evidencing the number of common shares subscribed for.

Exercise in Whole or in Part

The Warrants may be exercised in whole or in part and, if exercised in part, the Corporation shall issue another certificate, in a form evidencing the remaining rights to purchase common shares of the Corporation, provided that any such right shall terminate on the expiry date.

No Rights of Shareholder Until Exercise

The Holder shall have no rights whatsoever as a shareholder (including any right to receive dividends or other distribution to shareholders or to vote at a general meeting of the shareholders of the Corporation), other than in respect of common shares which the Holder shall have exercised his right to purchase hereunder and which the Holder shall have actually taken up and paid for or in respect of such other securities of the Corporation which the Holder may own.

No Fractional Common Shares

No fractional common shares will be issued upon exercise of the Warrants, nor shall any compensation be made for such fractional common shares, if any. To the extent that the Holder would otherwise be entitled to purchase a fraction of a common share, such right may be exercised in combination with other rights which, in the aggregate, entitles the Holder hereof to purchase a whole number of common shares.

Transferability and Restrictions on Trade

The Holder may at any time prior to the expiry date, upon surrender hereof to the Corporation at its office and upon payment of the reasonable charges of the Corporation, exchange this Warrant certificate for other Warrant certificates evidencing Warrants entitling the registered holders thereof to acquire in the aggregate the same number of common shares as may be acquired under the Warrants represented by this certificate. The Warrants and all rights granted hereunder shall be non-assignable and non-transferrable to any party by the Holder hereof. The common shares ("Warrant Shares") issued upon exercise of the Warrants are not transferable until ! except pursuant to an exemption from the prospectus and registration requirements contained in the applicable securities legislation and permission of The Toronto Stock Exchange.

There is no guarantee that such an exemption will be available. Holders of Warrants or common shares issuable upon exercise of such Warrants hereby covenant and agree with the Corporation that they shall not trade, offer for sale, or otherwise distribute such securities for a period of 12 months from the date of issue or such longer period as applicable regulatory authorities may require.

Restrictions on Resale

The transfer of the common shares issuable upon exercise of such Warrants may be restricted by applicable securities laws and in some jurisdictions may be subject to an indefinite hold period. The certificates representing the securities referred to herein may be required to be legended with any applicable hold period. Holders are advised to consult their own legal counsel in this regard.

U.S. Persons and persons in the United States understand and acknowledge that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, the certificates representing the common shares issuable upon exercise of the Warrants will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SHARES MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE ONLY (i) TO THE CORPORATION; (ii) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT; (iii) IN ACCORDANCE WITH RULE 144 UNDER THE 1933 ACT; OR (iv) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE 1933 ACT AND STATE SECURITIES LAWS, PROVIDED THAT THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT AS TO THE AVAILABILITY OF THE EXEMPTIONS RELIED ON.

DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

Adjustment

If prior to the Time of Expiry or exercise in full of the Warrants evidenced herein, the Corporation shall at any time arrange or merge into another corporation, or if there is a subdivision, consolidation or other reclassification of the Shares of the Corporation, the Warrant holder will thereafter receive, upon the exercise of the Warrant(s) evidenced herein, the securities or properties to which a holder of the number of shares then deliverable upon the exercise of the Warrant would have otherwise been entitled to receive immediately prior to such arrangement, merger, subdivision, consolidation or other reclassification. The Corporation shall take steps as may be necessary to assure that the provisions hereof shall thereafter be applicable, in relation to any securities or property thereafter deliverable upon the exercise of the Warrants evidenced herein. A sale of all or substantially all of the assets of the Corporation for consideration (apart from the assumption of obligations), constituting securities shall be deemed to be an arrangement or merger for the foregoing purposes.

Miscellaneous

If any Warrant certificate is lost, mutilated, destroyed or stolen, the Corporation may, on such reasonable terms as to cost and indemnity or otherwise as they may impose, respectively issue a replacement Warrant certificate similar as to denomination, tenor and date as the Warrant certificate so lost, mutilated, destroyed or stolen.

The Warrants and the common shares issuable upon exercise of the Warrants are not qualified for sale under the laws of any province, territory or state. Compliance with the applicable securities legislation is the responsibility of the Warrant holder or its transferee.

Warrant holders shall be bound by any resolution passed at a meeting of the shareholders of the Corporation held in accordance with the provisions of the Business Corporations Act (Alberta).

Time shall be of the essence.

IN WITNESS WHEREOF the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by the signature of its duly authorized officer effective the  day of h, 20_____.

ZI CORPORATION

By:
___________________________

THE COMMON SHARES TO BE ISSUED PURSUANT TO THE EXERCISE OF THIS WARRANT EXERCISE FORM HAVE NOT AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF A PERSON IN THE UNITED STATES OR A U.S. PERSON WITHOUT REGISTRATION UNDER THE 1933 ACT AND THE SECURITIES LAWS OF ALL APPLICABLE STATES OF THE UNITED STATES OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM.

Date:

TO:	Zi Corporation 2100, 840 - 7th Avenue S.W. Calgary, Alberta T2P 3G2

WARRANT EXERCISE FORM FOR U.S. PURCHASERS

The undersigned hereby subscribes for the undernoted common shares of Zi Corporation at the exercise price of $______funds per Share (Capitalized terms referred to herein have the meanings ascribed thereto in the Warrant Certificate).

Number of Common Shares     _____________________________________

Exercise Price                             _____________________________________

The undersigned acknowledges the Shares issuable pursuant hereto may be subject to resale restrictions and any certificates evidencing such Shares may be required to bear a legend evidencing the applicable hold period which may be indefinite.

By executing this Warrant Exercise Form, the undersigned agrees that for the benefit of the Corporation that the Shares to be issued thereby may be offered for sale, sold or otherwise transferred or assigned for value only (i) to the Corporation (ii) outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act; (iii) in accordance with Rule 144 under the 1933 Act; OR (iv) in a transaction that is otherwise exempt from registration under the 1933 Act and state securities laws, provided that the Corporation shall have received an opinion of counsel satisfactory to it as to the availability of the exemptions relied on.

The undersigned understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state securities laws and regulations, the certificates representing the common shares issuable pursuant to the execution of this Warrant Exercise Form will bear a legend substantially as follows:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SHARES MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE ONLY (i) TO THE CORPORATION; (ii) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT; (iii) IN ACCORDANCE WITH RULE 144 UNDER THE 1933 ACT; OR (iv) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE 1933 ACT AND STATE SECURITIES LAWS, PROVIDED THAT THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT AS TO THE AVAILABILITY OF THE EXEMPTIONS RELIED ON."

"DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA."

Check one:

⇢

By the undersigned's signature below, the undersigned represents and warrants to the Corporation that the representations and warranties that the undersigned made to the Corporation in the Subscription Agreement whereby the undersigned acquired the Warrants from the Corporation are true and correct as of the date hereof, it being understood that the Corporation may require an opinion of counsel as to the availability of exemptions from registration under the 1933 Act and applicable state securities laws.

⇢

If applicable, enclosed herewith is an opinion of counsel as to the availability of an exemption from registration under the 1933 Act which the undersigned understands must be satisfactory to the Corporation.

The foregoing acknowledgements, representations and warranties are made by the holder with the intent that they be relied upon and the undersigned hereby agrees to indemnify the Corporation against all losses, claims, cost, expenses and damages or liabilities which the Corporation may suffer as a result of reliance thereon.

The undersigned hereby directs that the said Shares be registered as follows:

Print the Subscriber's name in full	Print the complete address, including zip code to which the Shares are to be registered	Print the number of Shares being acquired

If securities are issued to a person other than the Warrant holder, the Warrant holder must pay to the Corporation all eligible taxes and the signature of the Warrant holder must be guaranteed.)

DATED this ______day of __________________, 20 .

_____________________________________
Signature of Subscriber

____________________________________
Print Name in Full

_____________________________________
Address in full

IN WITNESS WHEREOF the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by the signature of its duly authorized officer effective the ___ day of __________20,__.

ZI CORPORATION By: _______________________

SUBSCRIPTION AGREEMENT
(Alberta, British Columbia, Ontario and Offshore)

TO: Zi Corporation (the "Corporation")

The undersigned (hereinafter referred to as the "Subscriber") hereby agrees to subscribe for the number of Units ("Units") set forth below at a subscription price of $2.00 (U.S.) per Unit, each Unit being comprised of one common share ("Common Share") of the Corporation and one-half (1/2) of a common share purchase warrant ("Warrant"), each whole Warrant being exercisable into one Common Share on or before May 31, 2006 at an exercise price of $2.25 (U.S.) per Common Share, for the aggregate consideration set forth below upon and subject to the terms and conditions set forth in the attached "Terms and Conditions of Subscription of Units of Zi Corporation" (of which this face page forms a part).

Number of Units:
(Name of Subscriber - please print)

By:
Authorized Signature

(Official Capacity or Title if Subscriber is a Corporation - please print)	Aggregate Consideration ("Investment") : (U.S. $)

Please print name of individual whose signature appears above if different than the name of the Subscriber printed above

(Subscriber's Address)
If the Subscriber is signing as agent for a principal and is not a trust company or an insurer or a portfolio manager, in either case, purchasing as trustee or agent for accounts fully managed by it, complete the following:

Name of Principal
(Telephone Number)	Principal's address

Register the Common Shares and Warrants as set forth below:	Deliver the Common Shares and Warrants as set forth below:

Name	Name

Account reference, if applicable	Account reference, if applicable

Address	Address

Telephone number

No:

ACCEPTANCE: The Corporation hereby accepts the above subscription upon and subject to the terms and conditions set forth in the "Terms and Conditions of Subscription of Units of Zi Corporation" attached hereto.

Zi Corporation

     _____________________________________________ , 2003

Per: _________________________________

THIS IS THE FIRST PAGE OF A SUBSCRIPTION AGREEMENT COMPRISED OF 11 PAGES (NOT INCLUSIVE OF SCHEDULES). ALL SUBSCRIBERS MUST PROVIDE TO THE CORPORATION THE INFORMATION REQUESTED ON THIS FACE PAGE, COMPLETE THIS AGREEMENT BY EXECUTING THIS FACE PAGE AND COMPLETE SCHEDULE "A" - PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING.

ALBERTA AND BRITISH COLUMBIA SUBSCRIBERS THAT ARE ACCREDITED INVESTORS MUST COMPLETE SCHEDULE "B" -ACCREDITED INVESTOR CERTIFICATE FORM (ALBERTA AND BRITISH COLUMBIA). ONTARIO INVESTORS MUST COMPLETE SCHEDULE "C" CERTIFICATE OF ONTARIO ACCREDITED INVESTOR, AND THE APPLICABLE STATUTORY DECLARATION IN SCHEDULE "D" OR "E".

TERMS AND CONDITIONS OF SUBSCRIPTION OF UNITS OF ZI CORPORATION

Recitals:

WHEREAS the Subscriber has agreed to invest an amount equal to the Investment in the Corporation by subscribing for Units of the Corporation; and

WHEREAS in consideration of the Subscriber entering into this Agreement and subscribing for Units, the Corporation agrees to issue Units, upon the terms and conditions herein set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and agreements herein contained, it is mutually declared, covenanted and agreed by and between the parties as follows.

1. Definitions

1.1	In this Agreement, including the recitals hereof, unless the context otherwise requires:
(a)	"Agreement" means this agreement, including "Terms and Conditions of Subscription of Units of Zi Corporation" and the accompanying face page, as amended from time to time;
(b)

"Closing" means the delivery and payment for the Units, which may occur in stages on different dates, to take place at 10:00 a.m., Calgary time, on the Closing Date or such other time as the Corporation may determine;

(c)	"Closing Date" means a date on which a Closing occurs, the first such Closing Dates being the "Initial Closing Date", as such term is defined in Section 5.1 hereof;
(d)	"Common Share" means one (1) fully paid and non-assessable common share in the share capital of the Corporation;
(e)	"Corporation" means Zi Corporation;
(f)	"Investment" means the aggregate consideration paid by the Subscriber to the Corporation for the Units pursuant to Clause 3.1 hereof and as set out on the face page hereof;
(g)	"Offshore Subscriber" means a Subscriber who is resident outside of Canada and the United States;
(h)	"Securities" means, collectively, the Units, the Common Shares and Warrants comprising the Units, and the Warrant Shares;
(i)	"Subscriber" means that person or entity who is named as the subscriber on the face page hereof;
(j)	"Subscription Price" means a subscription amount of $2.00 (U.S.) per Unit;
(k)	"Unit" means units of the Corporation comprised of one (1) Common Share and one-half (1/2) of a Warrant;
(l)

"Warrant" means one (1) whole non-transferable common share purchase warrant entitling the holder to purchase one additional Common Share at an exercise price of $2.25 (U.S.) per Common Share, exercisable on or before 4:00 p.m. (Calgary time), on or before May 31, 2006; and

(m)	"Warrant Shares" means the Common Shares issuable on exercise of the Warrants.

3
1.2	In this Agreement the headings of the articles and clauses are inserted for convenience of reference only and shall not affect the meaning or construction thereof.
1.3	In this Agreement, words importing the singular include the plural, words importing the masculine gender include the feminine and vice versa.
1.4	.In this Agreement all dollar amounts are expressed in United States dollars.
2.	General Description of Securities
2.1

The Common Shares underlying the Units are listed and posted for trading on The Toronto Stock Exchange and are quoted on the NASDAQ National Market (collectively the "Exchanges"). Neither the Units nor the Warrants are or will be listed or quoted on any recognized stock exchange or stock market.

2.2	No fractional Common Shares will be issued. Any exercise of Warrants which would result, but for this Section, in a fraction, will be rounded down to the next whole number.
2.3

The sale and delivery of the Securities subscribed for hereby is conditional upon such sale being exempt from the prospectus and offering memorandum requirements of any applicable statute relating to the sale of such Securities or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of preparing, filing or delivering a prospectus or an offering memorandum.

2.4

Subscribers should note that the Securities will be subject to statutory restrictions upon resale, including hold periods, and that the certificates representing such Securities will bear a legend to that effect. Subscribers are advised to consult their own legal advisors in respect of restrictions on resale and the suitability of an investment in the Securities offered hereby.

3.	Subscription for Units
3.1

The Subscriber hereby irrevocably subscribes for and agrees to purchase from the Corporation, subject to the terms and conditions set forth herein, the number of Units as set forth on the face page hereof at the Subscription Price per Unit and the total Investment as set forth on the face page hereof and the Corporation accepts such subscription for Units in accordance with the terms hereof.

3.2

The Subscriber agrees to pay to the Corporation the amount of the Investment as set forth and described on the face page hereof by delivering to the Corporation, concurrent upon the execution and delivery of this Agreement, a certified cheque, bank draft or money order in the full amount of the Investment for the Units subscribed for hereunder.

3.3	The Subscriber hereby acknowledges that acceptance of the subscription is subject to rejection or allotment, in whole or in part, by the Corporation.
3.4

The Subscriber acknowledges that the Units subscribed for herein form part of a larger private placement of up to a maximum of Four Million (4,000,000) Units for an aggregate amount of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) (U.S.), but there is no minimum offering.

3.5

The Subscriber acknowledges that, subject to all necessary regulatory approvals, the Corporation may pay a commission in cash and/or securities to registered dealers providing services in the private placement, subject to negotiation and applicable regulatory approvals.

3.6	Subject to the terms hereof, this subscription will be effective upon its acceptance by the Corporation and subject to receipt of all applicable regulatory and stock exchange approvals.

4.	Completion of Schedules
4.1	The Subscriber shall complete, execute and return the following documents along with one (1) fully executed copy of this Agreement to the Corporation:
(a)	Schedule "A", Private Placement Questionnaire and Undertaking (All Subscribers must complete);
(b)	Schedule "B", Certificate of Accredited Investor (ALBERTA AND BRITISH COLUMBIA residents subscribing as Accredited Investors must complete);
(c)	Schedule "C" Certificate of Ontario Accredited Investor (All ONTARIO Subscribers must complete); and
(d)	either Schedule "D", Statutory Declaration for an Individual or Schedule "E" Statutory Declaration for a Corporation, as applicable (FOR ONTARIO SUBSCRIBERS ONLY).
4.2

The Subscriber shall send to the Corporation a certified cheque, money order, bank draft or funds transmitted by wire payable to the Corporation for the aggregate subscription price of the Units subscribed for under this Subscription Agreement or payment in such manner as is acceptable to the Corporation. The Corporation's obligations to issue Units subscribed for to a Subscriber is conditional upon receipt of subscription funds prior to or at Closing.

4.3

The Subscriber shall complete, execute and return to the Corporation as soon as possible on request by the Corporation any additional documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law.

5.0	Closing
5.1

The Closing will be completed at the offices of Borden Ladner Gervais LLP (legal counsel to the Corporation), 1000 Canterra Tower, 400 - 3rd Avenue, S.W., Calgary, Alberta, T2P 4H2, on such date and time as the Corporation shall determine (the "Initial Closing Date"). Subsequent Closings may also occur and subscription proceeds received after the Initial Closing Date will be held by the Corporation until such Subsequent Closing date or dates (such subsequent closing date herein referred to as a "Closing Date"), provided that the Initial Closing Date and any subsequent Closing Date shall be within the time periods approved by The Toronto Stock Exchange (the "TSX").

5.2	Certificates representing the Common Shares and Warrants comprising the Units will be available for delivery at the applicable Closing.
5.3	The Subscriber hereby irrevocably authorizes the Corporation, in its sole discretion:
(a)	to act as its representative at the Closing and to execute in its name and on its behalf all closing receipts and documents required;
(b)	to complete or correct any errors or omissions in any form or document, including this Agreement, provided by the undersigned; and
(c)	to receive on the undersigned's behalf any certificates representing the Common Shares and Warrants comprising the Units subscribed for hereunder.
5.4

The Corporation shall be entitled to rely on delivery of a facsimile copy of this Agreement and acceptance by the Corporation of such agreement shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.

6.0	Acknowledgments of Subscriber
6.1	The Subscriber acknowledges and agrees that:
(a)

it has been independently advised as to restrictions with respect to trading in the Securities imposed by applicable securities legislation in the jurisdiction in which it resides, confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Securities, the risks relating to an investment therein and of the fact that it may not be able to resell the Securities except pursuant to exemptions under applicable securities legislation and regulatory policy and that the Securities may be subject to resale restrictions and may bear a legend to this effect;

(b)

the Securities will be subject to statutory resale restrictions during which the Securities may not be resold without a further statutory exemption being available to a Subscriber or without an appropriate discretionary order pursuant to applicable securities laws being obtained;

(c)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;
(d)	there is no government or other insurance covering the Securities;
(e)	there are risks associated with the purchase of the Securities;
(f)

there are restrictions on the Subscriber's ability to resell the Securities and it is the responsibility of the Subscriber to ascertain what those restrictions are and to comply with these restrictions before selling the Securities;

(g)

the Corporation has advised the Subscriber that the Corporation is relying upon an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Securities through a person or company registered to sell securities under the Securities Act (Alberta) ("Alberta Act") the Securities Act (Ontario) ("Ontario Act") and the Securities Act (British Columbia) (the"B.C. Act") and as a consequence of acquiring the Securities pursuant to an exemption, certain rights and remedies provided by such securities legislation, including statutory rights of recission or damages, will not be available to the Subscriber;

(h)

the decision to execute this Agreement and purchase the Units agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Corporation, and that the decision is based entirely upon the Subscriber's review of information which has been filed by the Corporation with the Ontario Securities Commission, Alberta Securities Commission or the TSX in compliance, or intended compliance, with applicable securities legislation (collectively the "Public Record");

(i)

the Subscriber has not purchased the Units as a result of any form of general solicitation or advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(j)

the Subscriber is aware that no prospectus has been filed with any securities commissions in connection with the sale of the Units, and it is purchasing the Units pursuant to an exemption from the prospectus requirements under applicable securities laws and, as a consequence: (i) it is restricted from using most of the civil remedies available under securities legislation; (ii) it may not receive information that would otherwise be required to be provided to it under securities legislation; and (iii) the Corporation is relieved of certain obligations that would otherwise apply under securities legislation;

(k)

the Subscriber has been advised to consult its own legal advisors with respect to applicable resale restrictions and the Subscriber is solely responsible (and the Corporation is not responsible) for compliance with applicable resale restrictions;

(l)	this Agreement is not enforceable by the Subscriber unless and until it has been accepted by the Corporation;
(m)	the Subscriber and each beneficial purchaser for whom the Subscriber is acting are resident at the address set out in the face page of this Agreement;
(n)

the representations and warranties of the Subscriber contained herein will be true and correct both as of the execution of this Agreement and as of the Closing Date and shall survive the completion of the issuance of the Units;

(o)

the Subscriber is purchasing the Securities for investment only and not with a view to resale or distribution and will resell the Securities only in accordance with the provisions of applicable securities legislation and stock exchange rules;

(p)	if an individual, the Subscriber is of full age of majority and is legally competent to execute this Agreement and take all action pursuant thereto;
(q)	this Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber;
(r)

the Subscriber, or, where the Subscriber is not purchasing as principal, each beneficial purchaser, has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investment;

(s)

if the Subscriber is a corporation, syndicate, partnership or other form of unincorporated organization, the person executing this Agreement on behalf of the Subscriber has the necessary power and authority to do so and the Investment contemplated hereby has been duly authorized by all necessary action of the Subscriber;

(t)

if required by applicable securities legislation, policy or order or securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Securities;

(u)

the Subscriber is not a U.S. person (as such term is defined in Regulation S under the 1933 Act, which definition includes an individual resident in the United States and an estate or trust of which any executor, administrator or trustee is a U.S. person), and is not purchasing the Securities for the account or benefit of a U.S. person, and it was not offered the Securities in the United States, and did not execute or deliver this Agreement or deliver payment for the Securities in the United States; and

(v)	the Subscriber has no intention to distribute either directly or indirectly any of the Securities in the United States or to persons resident in the United States.
7.0	Representations, Warranties and Covenants of the Subscriber

Pursuant to applicable securities laws, only Subscribers who are able to meet certain qualifications are eligible to subscribe for Units. Set out below are seven different sets of representations and warranties that a Subscriber may make in order to qualify to subscribe for Units. For example, if a Subscriber is an Ontario resident, the Subscriber must be able to provide the representations and warranties set out in Section 7.1. The Subscriber hereby represents, warrants and covenants to the Corporation, (which representations, warranties and covenants shall be true and correct on the date hereof and at the Closing Date with the same force and effect as if they had been made as at the Closing Date and which shall survive Closing) and acknowledges that the Corporation and its counsel are relying thereon as follows:

(CHECK THE APPLICABLE SUBSECTION, NUMBERED FROM 7.1 TO 7.6)

7.1	⇢	Ontario Residents - Accredited Investor
(a)	the Subscriber is resident in Ontario; and
(b)	the Subscription for Units is made by it as principal with investment intent; and
(c)

the issuance of Securities will be made pursuant to the securities exemption contained in section 2.3 of the Ontario Securities Commission Rule 45-501 (the "Ontario Rule") made pursuant to the Ontario Act; and

(d)	the Subscriber has informed itself of the Corporation's state of affairs and property interests; and
(e)

the Subscriber is an "accredited investor" as defined in the Ontario Rule and agrees to complete and return Schedule "C" hereof and, if required by the Corporation, execute and return the Statutory Declaration attached hereto as Schedule "D" or "E" as part of the documentation required by paragraph 3.1 hereof.

7.2	⇢	British Columbia Residents - Accredited Investor
The Subscriber is:
(a)	resident in British Columbia; and
(b)

an "Accredited Investor" as such term is defined in Multilateral Instrument 45-103 Capital Raising Exemptions (Part 5) and is purchasing the Units as principal for its own account and not for the benefit of any other person, for investment purposes only and not with a view to resale of distribution; and

(c)

specifically represents and warrants that one or more of the categories set forth in the Accredited Investor Certificate Form attached hereto as Schedule "B" correctly, and in all respects describes the Subscriber and the Subscriber has so indicated by marking the box next to the category which so describes the Subscriber and executing and delivering a copy of the Accredited Investor Certificate Form with this Subscription Agreement.

7.3	⇢

Alberta Residents - Friends, Family and Business Associates

The Subscriber is a resident of Alberta, is purchasing the Units pursuant to the Family, Friends and Business Associates Exemption contained in Multilateral Instrument 45-103 (Part 3), is purchasing the Units as principal and the Subscriber is (circle appropriate subclause(s)):

(a)	a director, senior officer, or control person of the Corporation, or an affiliate of the Corporation;
(b)	a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Corporation, or an affiliate of the Corporation;
(c)	a close personal friend of a director, senior officer or control person of the Corporation, or an affiliate of the Corporation;

(d)	a close business associate of a director, senior officer or control person of the Corporation; or
(e)	a person or company that is wholly-owned by any combination of persons or companies described in subclauses (a) to (d).
7.4	⇢	Alberta Residents - Accredited Investor Exemption The Subscriber is
	(a)	resident in Alberta; and
(b)

an "Accredited Investor" as such term is defined in Multilateral Instrument 45-103 Capital Raising Exemptions (Part 5) and is purchasing the Units as principal for its own account and not for the benefit of any other person, for investment purposes only and not with a view to resale of distribution; and

(c)

specifically represents and warrants that one or more of the categories set forth in the Accredited Investor Certificate Form attached hereto as Schedule "B" correctly, and in all respects describes the Subscriber and the Subscriber has so indicated by marking the box next to the category which so describes it and executing and delivering a copy of the British Columbia or Alberta Accredited Investor Certificate Form with this Subscription Agreement.

7.5	⇢	Alberta Residents - Employees The Subscriber is
(a)	resident in Alberta;
(b)	one of the following:
	(i)	an employee, senior officer, director of consultant of the Corporation or of an affiliated entity of the Corporation;
	(ii)	a trustee, custodian, or administrator acting on behalf of a person or company referred to in subparagraph (i);
	(iii)	a holding entity of an individual referred to in subparagraph (i);
	(iv)	an RRSP or RRIF of an individual referred to in subparagraph (i);
	(v)	the spouse of an individual referred to in subparagraph (i); or
	(vi)	an RRSP or RRIF of the spouse of an individual referred to in subparagraph (i); and
(c)

the purchase of the Common Shares is voluntary (and more specifically, that the person referred in subparagraph (b) above has not been induced to participate in this private placement by expectation of employment/services or continued employment/services to the Corporation or an affiliated entity of the Corporation.

7.6	⇢	Offshore Residents

The Subscriber certifies that it is not resident in Alberta or Canada or the United States, that it may lawfully subscribe for the Securities pursuant to the laws of the jurisdiction of its residence, and its subscription complies with the provisions of all applicable securities legislation in the jurisdiction of its residence and will provide such evidence of compliance therewith as the Corporation may request.

8.0	Representations, Warranties and Covenants of the Corporation
8.1	The Corporation hereby represents, warrants and covenants to the Subscriber that:
(a)

it has been duly incorporated and organized and is a valid and subsisting corporation under the laws of the Province of Alberta, and is duly qualified to carry on business in the Province of Alberta and in each other jurisdiction, if any, wherein the carrying out of the activities contemplated makes such qualifications necessary;

(b)	it has the full corporate right, power and authority to execute this Agreement, and to issue the Securities to the Subscriber pursuant to the terms of this Agreement;
(c)	this Agreement constitutes a binding and enforceable obligation of the Corporation, enforceable in accordance with its terms;
(d)	the Securities, when allotted and issued, will be fully paid and non-assessable;
(e)

there is no suit, action, claim, investigation or inquiry by any person or entity or any administrative agency or governmental body, and no legal, administrative or arbitration proceeding pending, or to the Corporation's knowledge, threatened against the Corporation which has or will materially affect the Corporation's ability to consummate the transactions herein contemplated; and

(f)

the Corporation is a "reporting issuer" within the meaning of the Alberta Securities Act and the Ontario Securities Act, and its Common Shares are listed for trading on the TSX and are quoted on the NASDAQ National Board.

9.	Resale Restrictions and Legending of Securities
9.1

The Subscriber agrees that it will not resell the Securities acquired hereunder unless same have been held for four (4) months following Closing and THE CERTIFICATES SHALL HAVE PRINTED THEREON A LEGEND INDICATING THE HOLD PERIOD. The Common Shares and Warrants shall be deemed acquired on Closing.

9.2	Each Subscriber is responsible for seeking appropriate legal advice to determine the applicable resale restrictions and for complying with same.
10.	Notice
10.1

Any notice or other communication or instrument required or permitted to be given or delivered hereunder shall be in writing and shall be well and sufficiently given and delivered if enclosed in a sealed envelope, and given or delivered during regular office hours, to the parties at their respective addresses as follows:

TO THE SUBSCRIBER: At the address of the Subscriber shown on the execution page hereof. TO THE CORPORATION: Zi Corporation 2100, 840 - 7th Avenue, S.W. Calgary, Alberta T2P 3G2

10.2	Any notice so given shall be conclusively deemed to have been given when delivered, if given or personally.
10.3	Either party may change its address for notice hereunder by notice given in the foregoing manner.
11.	General
11.1

Each party shall from time to time, and at all times, do such further acts and execute and deliver all such further instruments, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement and to comply with applicable securities legislation.

11.2	This Agreement may not be assigned by either party.
11.3	Except as otherwise provided herein, this Agreement shall enure to the benefit of and shall bind the parties hereto and their respective successors and any permitted assigns.
11.4	Nothing herein contained shall be read or construed as creating between the parties hereto a relationship of agents, partners or joint venturers.
11.5	Time is of the essence in this Agreement.
11.7	This Agreement may only be amended by written agreement signed by the Corporation and the Subscriber.
11.7

The terms of this Agreement express and constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and no implied covenant or liability of any kind is created or shall arise by reason of these presents or anything in this Agreement contained.

11.8

This Agreement shall be governed and interpreted in accordance with the laws of the Province of Alberta and shall for all purposes be deemed to have been made in the Province of Alberta and the parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of Alberta and all representations and warranties contained herein shall survive the execution of this Agreement.

11.9	Nothing in this Agreement will prevent the Corporation from carrying out any form of public or private financing, whether by the issuance of common or preferred shares or otherwise.
11.10

No waiver by either party hereto of any provision hereof shall be effective unless in writing, and a waiver shall affect only the matter, and the occurrence thereof, specifically identified in the writing granting such waiver and shall not extend to any other matter or occurrence.

11.11

This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and all of which when taken together shall institute one and the same Agreement.

11.12	Upon execution by the parties hereto this Agreement shall be deemed to be effective and shall be deemed to be entered into on the day and year first above written.

SCHEDULE "A"

PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

To be completed by each proposed private placement purchaser of listed securities or securities which are convertible into listed securities.

QUESTIONNAIRE

1.	DESCRIPTION OF TRANSACTION
(a)	Name of Issuer of the Securities
ZI CORPORATION

(b)	Number and Class of Securities to be Purchased

Units, each Unit comprised of one (1) Common Share and one-half (1/2) of a Warrant, each Whole Warrant entitling the holder acquire an additional Common Share at a price of $2.25 (U.S.) expiring May 31, 2006.

(c)	Purchase Price
$2.00 (U.S.) per Unit

2.	DETAILS OF PURCHASER
(a)	Name of Purchaser

(b)	Address

(c)	Name and addresses of persons having a greater than 10% beneficial interest in the purchaser

3.	RELATIONSHIP TO ISSUER
(a)

Is the purchaser (or any person named in response to 2(c) above) an insider of the issuer for the purposes of the Ontario Securities Act (before giving effect to this private placement)? If so, state the capacity in which the purchaser (or person named in response to 2(c)) qualifies as an insider.

(b)	If the answer to (a) is "no", are the purchaser and the issuer controlled by the same person or company? If so, give details.

4.

DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

Give details of all trading by the purchaser, as principal, in the securities of the issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof.

UNDERTAKING

To: The Toronto Stock Exchange

The undersigned has subscribed for and agreed to purchase, as principal, the securities described in item 1 of this Private Placement Questionnaire and Undertaking.

The undersigned undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom for a period of four months from the date of closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer, without the prior consent of The Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED AT

this _______ day of ________________, 2003.

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(please print name of individual whose signature appears above, if different from name of purchase printed above)

SCHEDULE "B"

ACCREDITED INVESTOR CERTIFICATE FORM
(Alberta and British Columbia Subscribers)

Please check the category of accredited investor upon which you are relying for your representations contained in Section 7.2 or 7.4 of the Subscription Agreement.

The Subscriber certifies, represents and warrants to the Corporation that: IT SATISFIES ONE OR MORE OF THE CATEGORIES INDICATED BELOW (PLEASE MAKE AN "X" OR SIMILAR MARK IN THE APPROPRIATE BOXES).

Accredited Investor means:

⇢	(a)	a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

⇢	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

⇢	(c)	an association under the Cooperative Credit Associations Act (Canada) located in Canada;

⇢	(d)	a subsidiary of any person or company referred to in categories (1) to (3), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

⇢	(e)	a person or company registered under the securities legislation, or under the securities legislation of another jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario);

⇢	(f)	an individual registered or formerly registered under the securities legislation, or under the securities legislation of another jurisdiction of Canada, as a representative of a person or company referred to in category (5);

⇢	(g)	the government of Canada or a province, or any crown corporation or agency of the government of Canada or a province;

⇢	(h)	a municipality, public board or commission in Canada;

⇢	(i)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

⇢	(j)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

⇢	(k)	a registered charity under the Income Tax Act (Canada);

⇢	(l)

an individual who, either alone or jointly with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

⇢	(m)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year;

⇢	(n)	a corporation, limited partnership, limited liability partnership, trust or state, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

⇢	(o)	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors;

⇢	(p)	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities under a prospectus for which the regulator has issued a receipt;

⇢	(q)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph (k) in form and function; and

⇢	(r)	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons that are accredited investors.

For the purposes hereof:

"financial assets" means cash and securities.

"related liabilities" means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets.

SCHEDULE "C"
CERTIFICATE OF ONTARIO ACCREDITED INVESTOR

IF YOU ARE RELYING ON CATEGORY 13, 14, 20 OR 27 YOU MUST ALSO COMPLETE AND HAVE SWORN THE APPLICABLE STATUTORY DECLARATION ATTACHED TO THE SUBSCRIPTION AGREEMENT AS SCHEDULE "D" OR SCHEDULE "E" AS APPLICABLE.

NOTE: The Subscriber should place an "X" in the appropriate box and initial beside the category applicable to it on Schedule "C"

All terms used in this Schedule "C" that are defined in the Subscription Agreement have the meanings given them in the Subscription Agreement.

The Subscriber certifies, represents and warrants to the Corporation that:

IT SATISFIES ONE OR MORE OF THE CATEGORIES INDICATED BELOW (PLEASE PLACE AN "X" OR SIMILAR MARK IN THE APPROPRIATE BOXES):

⇢	Category 1	A bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of that Act.
⇢	Category 2	The Business Development Bank incorporated under the Business Development Bank Act (Canada).
⇢	Category 3

A loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction.

⇢	Category 4

A co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada.

⇢	Category 5	A company licensed to do business as an insurance company in any jurisdiction.
⇢	Category 6	A subsidiary of any company referred to in Categories (1), (2), (3), (4) or (5), where the company owns all of the voting shares of the subsidiary.
⇢	Category 7	A person or company registered under the Securities Act (Ontario) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer.
⇢	Category 8	The Government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government.
⇢	Category 9	Any Canadian municipality or any Canadian provincial or territorial capital city.

⇢	Category 10	Any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof.
⇢	Category 11	A pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority.
⇢	Category 12	A registered charity under the Income Tax Act (Canada).
⇢	Category 13

An individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000.

⇢	Category 14

An individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combines with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year.

⇢	Category 15

An individual who has been granted registration under the Securities Act (Ontario) or securities legislation in another jurisdiction as a representative of a person or company referred to in Category (7), whether or not the individual's registration is still in effect.

⇢	Category 16	A promoter of the Corporation or an affiliated entity of a promoter of the Corporation.
⇢	Category 17	A spouse, parent, grandparent or child of an officer, director or promoter of the Corporation.
⇢	Category 18

A person or company that, in relation to the Corporation, is an affiliated entity or a person or company referred to in clause(c) of the definition of "distribution" in subsection 1(1) of the Securities Act (Ontario).

⇢	Category 19	The Corporation itself.
⇢	Category 20

A company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $ 5,000,000 as reflected in its most recently prepared financial statements.

⇢	Category 21	A person or company that is recognized by the Ontario Securities Commission as an accredited investor.
⇢	Category 22	A mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors.
⇢	Category 23

A mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director (as such term is defined in the Securities Act (Ontario).

⇢	Category 24	A managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund.
⇢	Category 25	An account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario)
⇢	Category 26	An entity organized outside of Canada that is analogous to any of the entities referred to in Categories (1) through (7) and Category (11) in form and function.
⇢	Category 27	A person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

Date:
Signature Subscriber or, if Subscriber is not an individual, duly authorized signatory of Subscriber

(Print name of Subscriber)

For the purposes hereof:

financial assets" means cash and securities.

related liabilities" means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets.

SCHEDULE "D"

STATUTORY DECLARATION FOR AN INDIVIDUAL- ONTARIO RESIDENTS ONLY

	CANADA	)	IN THE MATTER OF
		)	ZI CORPORATION
)
	PROVINCE OF ONTARIO	)	AND IN THE MATTER OF A
		)	DISTRIBUTION OF SECURITIES
		)	UNDER S. 2.3 OF ONTARIO SECURITIES
		)	COMMISSION RULE 45-501
)
	TO WIT:	)
)
I,	, of the City of		, in the Province of Ontario, DO SOLEMNLY
DECLARE as follows:
1.	I have agreed to purchase from Zi Corporation ("Zi") ________ Units (the "Securities") priced at $2.00 (U.S.) per Security pursuant to s. 2.3 of Ontario Securities Commission Rule 45-501 (the "Rule").
2.	I am purchasing the Securities as principal and, on closing of the agreement of purchase and sale, I will be the beneficial owner of the Securities.
3.	I am an accredited investor as defined in the Rule as a result of meeting one of the following criteria (check applicable criteria):

I am an individual who beneficially owns, or who together with my spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities exceeds $1,000,000. I acknowledge that financial assets are limited to cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario); or

I am an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of my spouse exceeded $300,000 in each of those years and I, in either case, have a reasonable expectation of exceeding the same net income level in the current year.

AND I MAKE this solemn declaration conscientiously believing it to be true and knowing that it is of the same force and effect as if made under oath.

DECLARED before me at the	)
City of ))
in the Municipality of	)
)
this day of	)
,2003)
(Name)
A Commissioner of Oaths or Notary Public

SCHEDULE "E"

STATUTORY DECLARATION FOR A CORPORATION - ONTARIO CORPORATIONS ONLY

)
	CANADA	)	IN THE MATTER OF
		)	ZI CORPORATION
)
	PROVINCE OF ONTARIO	)	AND IN THE MATTER OF A
		)	DISTRIBUTION OF SECURITIES
		)	UNDER S. 2.3 OF ONTARIO SECURITIES
		)	COMMISSION RULE 45-501
	TO WIT:	)
)

I,	, of the City of		, in the Province of Ontario, DO SOLEMNLY
DECLARE as follows:
1.	I am the __________________________ of ______________________________ (the "Corporation") and therefore have knowledge of the matters herein contained.
2.	The Corporation has agreed to purchase from Zi Corporation ("Zi") __________ Units (the "Securities") pursuant to s. 2.3 of Ontario Securities Commission Rule 45-501 (the "Rule").
3.	The Corporation is purchasing the Securities as principal and, on closing of the agreement of purchase and sale, the Corporation will be the beneficial owner of the Securities.
4.	The Corporation is an accredited investor as defined in the Rule as a result of meeting one of the following criteria (check applicable criteria):
The Corporation has net assets of at least $5,000,000 as reflected in its most recently completed financial statements;
All of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are otherwise accredited investors. For an individual this requires that:
(i)	an individual who beneficially owns, or who together with his spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities exceeds $1,000,000. Financial assets are limited to cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario); or

(ii)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of his spouse exceeded $300,000 in each of those years and, in either case, has a reasonable expectation of exceeding the same net income level in the current year; or

(iii)	the individual otherwise comes with the definition of Accredited Investor as set out in the Rule.

AND I MAKE this solemn declaration conscientiously believing it to be true and knowing that it is of the same force and effect as if made under oath.

DECLARED before me at the	)
City of ))
in the Municipality of	)
)
this day of	)
,2003)
(Name)
(Title)
A Commissioner of Oaths or Notary Public